Exhibit 2.2

AMENDMENT TO AGREEMENTS FOR THE PURCHASE

AND SALE OF EXTENDED-STAY FACILITIES

THIS AMENDMENT is made this 11th day of August, 2006, by and between Pine Street, LLC (“Pine Street”), Greenville Hotel, LLC (“Greenville”), Memorial, LLC (“Memorial”), Chamblee Georgia, LLC (“Chamblee”), Augusta, Inc. (“Augusta”), Jonesboro Hotel, Inc. (“Jonesboro”), Savannah Georgia, Inc. (“Savannah”) and Supertel Limited Partnership (“Purchaser”). As used herein, Pine Street, Greenville, Memorial, Chamblee, Augusta, Jonesboro and Savannah may sometimes hereinafter be collectively referred to “Sellers” and individually referred to as a “Seller”.

WITNESSETH:

WHEREAS, each Seller has separately entered into an Agreement for the Purchase and Sale of an Extended-Stay Facility, dated June 15, 2006, with Purchaser, for the sale and purchase of a Savannah Suites extended-stay facility (each separate Agreement for the Purchase and Sale of an Extended-Stay Facility shall be referred to herein as the “Agreement” and all seven shall collectively be referred to as the “Agreements”); and

WHEREAS, Sellers and Purchaser have agreed to extend certain dates in the Agreements.

NOW, THEREFORE, the parties hereto agree as follows:

1.      All terms used herein shall have the same meaning as ascribed to them in the Agreements. Where the terms of this Amendment may conflict with the terms of the Agreements, the terms of this Amendment shall control.

2.           The parties hereto agree that the date of August 14, 2006 set forth in Section 5 of the Agreements is hereby revised to be August 17, 2006.

3.           The parties hereto agree that the date of August 15, 2006 set forth in Section 11 of the Agreements is hereby revised to be August 18, 2006.

4.           This Amendment may be executed in separate multiple counterparts, all of which shall be deemed one and the same Amendment, and any signatures received by facsimile transmission or email shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership By: Supertel Hospitality REIT Trust Its: General Partner By: /s/ Donavon A. Heimes Title: Vice President / Treasurer	PINE STREET, LLC By: /s/ Brian McCarthy Title: President

AUGUSTA, INC. By: /s/ Brian McCarthy Title: President	CHAMBLEE GEORGIA, LLC By: /s/ Brian McCarthy Title: President
JONESBORO HOTEL, INC. By: /s/ Brian McCarthy Title: President	GREENVILLE HOTEL, LLC By: /s/ Brian McCarthy Title: President
SAVANNAH GEORGIA, INC. By: /s/ Brian McCarthy Title: President	MEMORIAL, LLC By: /s/ Brian McCarthy Title: President

SECOND AMENDMENT TO AGREEMENTS FOR THE PURCHASE

AND SALE OF EXTENDED-STAY FACILITIES

THIS SECOND AMENDMENT (the “Second Amendment”) is made this 17th day of August, 2006, by and between Pine Street, LLC (“Pine Street”), Greenville Hotel, LLC (“Greenville”), Memorial, LLC (“Memorial”), Chamblee Georgia, LLC (“Chamblee”), Augusta, Inc. (“Augusta”), Jonesboro Hotel, Inc. (“Jonesboro”), Savannah Georgia, Inc. (“Savannah”) and Supertel Limited Partnership (“Purchaser”). As used herein, Pine Street, Greenville, Memorial, Chamblee, Augusta, Jonesboro and Savannah may sometimes hereinafter be collectively referred to “Sellers” and individually referred to as a “Seller”.

WITNESSETH:

WHEREAS, each Seller has separately entered into an Agreement for the Purchase and Sale of an Extended-Stay Facility, dated June 15, 2006, amended by Amendment (the “Amendment”) dated August 11, 2006, with Purchaser, for the sale and purchase of a Savannah Suites extended-stay facility (each separate Agreement for the Purchase and Sale of an Extended-Stay Facility shall be referred to herein as the “Agreement” and all seven shall collectively be referred to as the “Agreements”); and

WHEREAS, upon the terms and conditions hereinafter set forth, Sellers and Purchaser have agreed to extend the closing date with respect to the individual Purchase Agreement executed by Pine Street (the “Pine Street Agreement”).

NOW, THEREFORE, the parties hereto agree as follows:

1.           All terms used herein shall have the same meaning as ascribed to them in the Agreements. Where the terms of this Second Amendment may conflict with the terms of the Agreements, the terms of this Second Amendment shall control.

2.           Sellers and Purchaser hereby acknowledge and agree that Purchaser and Sellers have agreed to proceed with the closing of all of the Agreements other than the Pine Street Agreement, notwithstanding that the closing of the Pine Street Agreement is a condition precedent to Sellers’ and Purchaser’s obligations to close under all of the other Agreements. Purchaser acknowledges that to the best of Purchaser’s knowledge Sellers have not defaulted under the Pine Street Agreement or any of the other Agreements as of the date of this Second Amendment. Sellers likewise acknowledge that to the best of Sellers’ knowledge, Purchaser has not defaulted under the Pine Street Agreement or any of the other Agreements as of the date of this Second Amendment. Sellers hereby represent to Purchaser, and Purchaser acknowledges, that the bargained-for closing of all of the extended stay hotel facilities described in the Agreements constitutes a material term of the Agreements and that, but for the agreements hereinafter set forth in this Second Amendment, Sellers would not be willing to waive the condition precedent requiring that the closing under the Pine Street Agreement occur simultaneously with the closings under all of the other Agreements. Purchaser hereby represents to Sellers, and Sellers acknowledge, that the bargained-for closing of all of the extended-stay hotel facilities described in the Agreements constitutes a material term of the Agreements and that, but for the agreements hereinafter set forth in this Second Amendment, Purchaser would not be willing to waive the condition precedent requiring that the closing under the Pine Street Agreement occur simultaneously with the closings under all of the Agreements. Accordingly, Purchaser and Seller hereby affirm that the agreements herein set forth are reasonable and are the result of fair negotiations between Sellers and Purchaser to achieve

Seller’s and Purchaser’s objective of extending the closing date under the Pine Street Agreement, subject to the terms and conditions set forth herein.

3.           All representations made by Pine Street in Section 9 of the Pine Street Agreement are made subject to any matter disclosed to or discovered by Purchaser or contained in any report, investigation or assessment prepared for or by or disclosed to Purchaser as of the date of this Second Amendment. Purchaser further acknowledges that the Ground Landlord under the Ground Lease (as defined in the Pine Street Agreement) has refused to provide Seller or Purchaser with an estoppel certificate. Purchaser acknowledges, by deletion of Section 7 (a) (v) of the Pine Street Agreement, that receipt of an estoppel or other agreement from Ground Landlord shall not constitute a failure of condition precedent, breach of warranty or representation or default under the Pine Street Agreement.

4.           Sellers and Purchaser acknowledge and agree that the following provisions of the Pine Street Agreement are deleted in their entirety: Sections 4, 5 and 7(a)(v).

5.           The parties hereto agree that the date of August 18, 2006, set forth in Section 11 of the Pine Street Agreement (as amended by the Amendment) is hereby revised to be November 16, 2006 with respect to the Pine Street Agreement. The closing dates for the other Agreements are not affected and the closing with respect to the Pine Street Agreement is waived by Seller and Purchaser as a precondition to closing under the other Agreements.

6.           Section 2 of the Pine Street Agreement is hereby revised to provide that the total Earnest Money to be paid by Purchaser to Pine Street shall be $800,000.00. The parties acknowledge that Purchaser has already deposited $5,000.00 of Earnest Money with the Escrow Agent. The $5,000.00 Earnest Money deposit due upon expiration of the Inspection Period is waived. The remaining $795,000.00 of Earnest Money shall be deposited by Purchaser, no later than August 21, 2006, by Purchaser delivering to Pine Street an irrevocable letter of credit (the “Letter of Credit”) payable to Pine Street in the amount of $795,000.00 inn form and substance identical to that attached hereto as Exhibit A and incorporated herein by reference. The Letter of Credit may be drawn on by Pine Street in accordance with the terms of Section 16(i) of the Pine Street Agreement in the event of Purchaser’s default under and failure to close in accordance with the terms of the Pine Street Agreement. Upon the closing of the sale contemplated by the Pine Street Agreement, the Letter of Credit shall be surrendered by Pine Street to Purchaser.

7.           The representations contained in the Pine Street Agreement in the clause “including all such laws which relate to environmental or safety matters” in the first paragraph of Section 9(o) and Section 9(t) are made only as to matters existing as of August 17, 2006 and shall not be reaffirmed by Seller at closing or furnish a basis for Purchaser’s failure or refusal to close the purchase.

8.           This Second Amendment may be executed in separate multiple counterparts, all of which shall be deemed one and the same Second Amendment, and any signatures received by facsimile transmission or email shall be deemed to be an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership By: Supertel Hospitality REIT Trust Its: General Partner By: /s/ Donavon A. Heimes Title: Vice President / Treasurer	PINE STREET, LLC By: /s/ Brian McCarthy Title: President

AUGUSTA, INC. By: /s/ Brian McCarthy Title: President	CHAMBLEE GEORGIA, LLC By: /s/ Brian McCarthy Title: President
JONESBORO HOTEL, INC. By: /s/ Brian McCarthy Title: President	GREENVILLE HOTEL, LLC By: /s/ Brian McCarthy Title: President
SAVANNAH GEORGIA, INC. By: /s/ Brian McCarthy Title: President	MEMORIAL, LLC By: /s/ Brian McCarthy Title: President